                            PITTSTON BURLINGTON GROUP
                          REPORTS FIRST QUARTER RESULTS

         Richmond, VA - April 29, 1998 - Pittston Burlington Group reported a net loss of $3.0 million, or $.15 per share, in the first quarter ended March 31, 1998. A year earlier, net income of $5.1 million, or $.26 per share, was reported. Consolidated worldwide revenues totaled $402.4 million, an 8% increase over the $371.4 million reported in the prior year's quarter. Operating losses were $3.7 million in the first quarter compared to profits of $9.0 million a year earlier. Included in the current quarter was a pre-tax charge of $2.0 million or $.06 per share for Burlington Group's share of expenses relating to a retirement agreement between The Pittston Company and its former chairman and CEO. The first quarter also included a net pre-tax charge of approximately $3.5 million ($1.9 million international and $1.6 million Intra-U.S.) related to incremental technology expenditures, including Year 2000 expenses, partially offset by several non-recurring items.

INTERNATIONAL

         BAX Global's international revenues rose 9% in the first quarter to $254 million from $233 million in the comparable 1997 period. International expedited freight services revenues increased 4% to $206 million due to higher volumes partially offset by lower yields (revenue per pound) reflecting a change in mix with less export traffic to Asian markets as well as the absence of fuel surcharges. Other international revenues, which consist primarily of customs clearances, logistics and ocean services, rose 37% to $48 million largely due to growth in ocean services and the rapid growth of BAX logistics activities.

         International operating profits, excluding the previously mentioned net charge of $1.9 million, amounted to $7.3 million in the first quarter, an 11% increase over the $6.6 million earned in the first quarter of 1997. The increase was primarily due to improved U.S. export margins.

 INTRA-U.S.

         In the first quarter, BAX Global's intra-U.S. expedited freight services revenues increased 8% to $147 million, mainly reflecting higher volumes. Intra-U.S. operating losses, excluding the previously mentioned net charge of $1.6 million, were $3.4 million compared to an operating profit of $4.1 million in the first quarter a year ago. The operating loss in the first quarter was mainly due to higher transportation costs reflecting decisions to enhance service levels. Transportation costs were also impacted by service disruptions caused mainly by equipment problems which were resolved during the quarter.

         During the second quarter, BAX Global anticipates completing the previously announced acquisition of the privately held Air Transport International LLC ("ATI"). The ATI acquisition is part of BAX Global's strategy to enhance the quality of its service offerings for its customers by increasing its control over flight operations.

         As previously announced, BAX Global's information technology expenditures, which will include substantial improvements to information systems, usual recurring capital costs and spending for Year 2000 compliance initiatives, have been reduced and are now currently estimated at approximately $60 million per year for 1998 and 1999. Additional details of the information technology and Year 2000 compliance initiatives are being further developed and implemented which, in turn, may have an impact on future reported results.

         BAX Global's operating results are expected to improve during the balance of 1998 as revenues typically increase during the seasonally stronger months and transportation costs are brought more in line with revenues. Michael
T. Dan, President and CEO of The Pittston Company, stated "While we are disappointed with BAX's first quarter results, we are confident that as various improvement efforts are implemented, BAX Global will further strengthen its quality of service and provide improved returns for its shareholders. BAX Global's highest priorities in 1998 are to continue to enhance its service quality and to improve information technology and financial performance."

         Effective May 4, 1998, the designation of Pittston Burlington Group Common Stock and the name of the Pittston Burlington Group will be changed to Pittston BAX Group Common Stock and Pittston BAX Group, respectively. All rights and privileges of the holders of such Stock will be otherwise unaffected by such changes. The stock will continue to trade on the New York Stock Exchange under the symbol "PZX".

 FINANCIAL-CONSOLIDATED

         The Pittston Company (the "Company") reported consolidated revenues of $862.7 million in the first quarter ended March 31, 1998 compared to $781.7 million for the comparable period in 1997. Net income was $12.8 million compared to $21.3 million in the prior year's quarter. Consolidated cash flow from operating activities totaled $21.7 million for the first quarter ended March 31, 1998. Total debt at March 31, 1998 was $378.5 million.

         During the first quarter of 1998, under the share repurchase programs authorized by the Board of Directors of the Company, the Company purchased 177,532 shares of Pittston Burlington Group Common Stock at a cost of $3.5 million and 355 shares of its Series C Convertible Preferred Stock at a cost of $0.1 million.

As of March 31, 1998, the Company had remaining authority to purchase over time 1 million shares of Pittston Minerals Group Common Stock, 1.1 million shares of Pittston Brink's Group Common Stock, 0.9 million shares of Pittston Burlington Group Common Stock and an additional $24.2 million of its Series C Convertible Preferred Stock. The aggregate purchase price limitation for all common stock purchases was $21.4 million at March 31, 1998.

         This release contains both historical and forward looking information. Statements regarding the expected outcome of 1998 full year results, information technology outlay projections, and the expected benefits from the ATI acquisition and BAX Global's improvements to information systems involve forward looking information which is subject to known and unknown risks, uncertainties and contingencies, which could cause actual results, performance or achievements to differ materially from those which are anticipated. Such risks, uncertainties and contingencies, many of which are beyond the control of the Burlington Group and The Pittston Company, include, but are not limited to, overall economic and business conditions, the demand for the BAX Global's services, pricing and other competitive factors in the industry, new government regulations and/or legislative initiatives, variations in costs or expenses, the consummation and successful integration of the ATI acquisition, changes in the scope of improvements to information systems and

Year 2000 initiatives, delays or problems in the implementation of Year 2000 initiatives by the Burlington Group and/or its suppliers and customers, and delays or problems in the design and implementation of improvements to information systems.

                               * * * * * * * * * *

         Pittston Burlington Group Common Stock (NYSE-PZX), Pittston Brink's Group Common Stock (NYSE-PZB) and Pittston Minerals Group Common Stock (NYSE-PZM) represent the three classes of common stock of The Pittston Company, a diversified company with interests in global freight transportation and logistics management services through BAX Global Inc. (Pittston Burlington Group), security services through Brink's, Incorporated and Brink's Home Security, Inc. (Pittston Brink's Group), and in mining and minerals exploration through Pittston Coal Company and Pittston Mineral Ventures (Pittston Minerals Group). Copies of the Pittston Brink's Group and Pittston Minerals Group earnings releases are available upon request.

                            PITTSTON BURLINGTON GROUP
                           SUPPLEMENTAL FINANCIAL DATA
                                   (UNAUDITED)

                                 BAX GLOBAL INC.


(IN THOUSANDS,EXCEPT                                                                      Quarter Ended March 31
PER POUND/SHIPMENT AMOUNTS)                                                                 1998            1997
-------------------------------------------------------------------------------------------------------------------
OPERATING REVENUES
Intra-U.S.:
   Expedited freight services                                                $           147,398         136,672
   Other                                                                                     945           1,721
-------------------------------------------------------------------------------------------------------------------

Total Intra-U.S.                                                                         148,343         138,393

International:
   Expedited freight services(a)                                                         206,452         198,129
   Other                                                                                  47,638          34,887
-------------------------------------------------------------------------------------------------------------------

Total International                                                                      254,090         233,016

Total operating revenues                                                     $           402,433         371,409
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

OPERATING PROFIT (LOSS)
Intra-U.S.                                                                   $            (4,977)          4,117
International                                                                              5,407           6,639
-----------------------------------------------------------------------------------------------------------------
Total operating profit                                                       $               430          10,756
-----------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

Expedited freight services
   shipment growth rate(b)                                                                   1.2%           (1.8%)

Expedited freight services
   weight growth rate(b):
   Intra-U.S.                                                                               8.9%            0.8%
   International                                                                            8.8%            2.5%
   Worldwide                                                                                8.8%            1.7%
-----------------------------------------------------------------------------------------------------------------

Expedited freight services
  weight (millions of pounds)                                                              381.5           350.5

Expedited freight services
  shipments (thousands)                                                                    1,290           1,275
-----------------------------------------------------------------------------------------------------------------

Expedited freight services average:
   Yield (revenue per pound)(a)                                              $              .928            .955
   Revenue per shipment(a)                                                   $               274             263
   Weight per shipment (pounds)                                                              296             275
-----------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------


(a) Prior period's international expedited freight revenues have been reclassified to conform to the current period classification.
(b) Compared to the same period in the prior year.

                            PITTSTON BURLINGTON GROUP
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

(IN THOUSANDS, EXCEPT                                                                            Quarter Ended March 31
PER SHARE AMOUNTS)                                                                                 1998            1997
--------------------------------------------------------------------------------------------------------------------------

Operating revenues                                                                   $          402,433         371,409
--------------------------------------------------------------------------------------------------------------------------

Operating expenses                                                                              362,339         330,911
Selling, general and administrative
   expenses                                                                                      43,614          32,171
--------------------------------------------------------------------------------------------------------------------------
Total costs and expenses                                                                        405,953         363,082
--------------------------------------------------------------------------------------------------------------------------
Other operating (expense) income, net                                                              (133)            649
--------------------------------------------------------------------------------------------------------------------------
Operating (loss) profit                                                                          (3,653)          8,976
Interest income                                                                                     259             330
Interest expense                                                                                 (1,218)           (946)
Other expense, net                                                                                  (98)           (281)
--------------------------------------------------------------------------------------------------------------------------
(Loss) income before income taxes                                                                (4,710)          8,079
(Credit) provision for income taxes                                                              (1,744)          2,991
--------------------------------------------------------------------------------------------------------------------------
Net (loss) income                                                                    $           (2,966)          5,088
--------------------------------------------------------------------------------------------------------------------------

Net (loss) income per common share:
   Basic                                                                             $             (.15)            .26
   Diluted                                                                                         (.15)            .26
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------


Weighted average common shares outstanding:
   Basic                                                                                         19,477          19,406
   Diluted                                                                                       19,477          19,820
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------


                               SEGMENT INFORMATION

Operating revenues:
   BAX Global                                                                        $          402,433         371,409
--------------------------------------------------------------------------------------------------------------------------

Operating profit:
   BAX Global                                                                        $              430          10,756
   General corporate expense                                                                     (4,083)         (1,780)
--------------------------------------------------------------------------------------------------------------------------
Operating (loss) profit                                                              $           (3,653)          8,976
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------


See accompanying notes.

                            PITTSTON BURLINGTON GROUP
                            CONDENSED BALANCE SHEETS


                                                                                     March 31        December 31
(IN THOUSANDS)                                                                           1998               1997
-------------------------------------------------------------------------------------------------------------------

                                                                                  (Unaudited)

ASSETS

Current assets:
Cash and cash equivalents                                                     $        27,570             28,790
Accounts receivable, net of estimated amounts
   uncollectible                                                                      302,168            306,806
Inventories and other current assets                                                   20,777             19,568
-------------------------------------------------------------------------------------------------------------------
Total current assets                                                                  350,515            355,164

Property, plant and equipment, at cost, net
   of accumulated depreciation and amortization                                       147,303            128,632
Intangibles, net of accumulated amortization                                          175,667            174,791
Other assets                                                                           47,013             42,856
-------------------------------------------------------------------------------------------------------------------

Total assets                                                                  $       720,498            701,443
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------


LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities                                                           $       320,154            312,065
Long-term debt, less current maturities                                                53,629             37,016
Other liabilities                                                                      27,721             28,652
-------------------------------------------------------------------------------------------------------------------
Total liabilities                                                                     401,504            377,733

Shareholder's equity                                                                  318,994            323,710
-------------------------------------------------------------------------------------------------------------------


Total liabilities and shareholder's equity                                    $       720,498            701,443
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------


See accompanying notes.

                            PITTSTON BURLINGTON GROUP
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)



                                                                                          Quarter Ended March 31
(IN THOUSANDS)                                                                              1998            1997
--------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
Net (loss) income                                                                  $      (2,966)          5,088
Adjustments to reconcile net (loss) income to net
   cash provided by operating activities:
   Depreciation and amortization                                                           7,667           6,959
   Provision for aircraft heavy maintenance                                                8,733           8,186
   Other, net                                                                              1,940           1,632
   Changes in operating assets and liabilities:
     Decrease (increase) in receivables                                                   15,903         (12,629)
     Increase in inventories and other current assets                                     (2,070)         (1,863)
     (Decrease) increase in current liabilities                                           (9,795)          6,245
     Other, net                                                                           (1,969)            182
--------------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                                 17,443          13,800
--------------------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
Additions to property, plant and equipment                                               (24,379)         (6,207)
Aircraft heavy maintenance                                                                (9,659)         (9,473)
Other, net                                                                                (2,291)          2,221
--------------------------------------------------------------------------------------------------------------------
Net cash used by investing activities                                                    (36,329)        (13,459)
--------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
Net additions to (reductions of) debt                                                     21,381            (603)
Payments from Minerals Group                                                                  --           6,002
Share and other equity activity, net                                                      (3,715)         (3,367)
--------------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                                 17,666           2,032
--------------------------------------------------------------------------------------------------------------------

Net (decrease) increase in cash and cash equivalents                                      (1,220)          2,373
Cash and cash equivalents at beginning of period                                          28,790          17,818
--------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents at end of period                                         $      27,570          20,191
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------


See accompanying notes.

                      THE PITTSTON COMPANY AND SUBSIDIARIES
                            PITTSTON BURLINGTON GROUP
                         NOTES TO FINANCIAL INFORMATION

(1)   The Pittston Company (the "Company") has three classes of common stock:
      Pittston Brink's Group Common Stock ("Brink's Stock"), Pittston Burlington Group Common Stock ("Burlington Stock") and Pittston Minerals Group Common Stock ("Minerals Stock"), which were designed to provide shareholders with separate securities reflecting the performance of the Pittston Brink's Group (the "Brink's Group"), Pittston Burlington Group (the "Burlington Group") and Pittston Minerals Group (the "Minerals Group"), respectively, without diminishing the benefits of remaining a single corporation or precluding future transactions affecting any of the Groups.

      The financial information for the Burlington Group includes the results of the Company's BAX Global Inc. business. It is prepared using the amounts included in the Company's consolidated financial statements. Accordingly, the Company's consolidated financial statements must be read in connection with the Burlington Group's financial data.

(2) Under the share repurchase program authorized by the Board of Directors of the Company, the Company purchased shares in the periods presented as follows:



                                                                        Quarter Ended      Year Ended
                                                                          March 31          March 31
(Dollars in millions)                                                       1998              1997
-------------------------------------------------------------------------------------------------------
Burlington Stock:
    Shares                                                                  177,532          132,100
    Cost                                                      $                 3.5              2.6

Convertible Preferred Stock:
    Shares                                                                      355               --
    Cost                                                      $                 0.1               --
    Excess carrying
     amount (a)                                               $                0.02               --

(a) The excess of the carrying amount of the Convertible Preferred Stock over the cash paid to holders for repurchases made during the periods. This amount is deducted from preferred dividends in the Company's Statement of Operations.

(3) The Burlington Group adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," in the first quarter of 1998. SFAS No. 130 established standards for the reporting and display of comprehensive income and its components in financial statements. Comprehensive income generally represents all changes in shareholders' equity except those resulting from investments by or distributions to shareholders. Total comprehensive (loss) income, which is composed of net
      (loss) income and foreign currency translation adjustments, for the quarters ended March 31, 1998 and 1997 was ($2.6) million and $3.7 million, respectively.

(4) Effective January 1, 1998, the Burlington Group implemented a new AICPA Statement of Position ("SOP") No. 98-1 "Accounting for the Costs of

      Computer Software Developed for Internal Use". SOP 98-1 requires that certain costs related to the development or purchase of internal-use software be capitalized and amortized over the estimated useful life of the software. As a result of the implementation of SOP No. 98-1, net loss for the quarter ended March 31, 1998, included a benefit of approximately $0.8 million or $.04 per share for costs capitalized during the quarter which would have been expensed prior to the implementation of SOP 98-1.

(5) During the first quarter ended March 31, 1998, the Company had the following noncash investing and financing activities in connection with the acquisition of nearly all of the remaining shares of its Brink's affiliate in France:



(Dollars in millions)                                                                 Quarter Ended March 31, 1998
--------------------------------------------------------------------------------------------------------------------
Noncash investing and financing activities:
    Debt assumed                                                                 $              41.4
    Net assets acquired by incurring directly
      related liabilities                                                                       27.6
--------------------------------------------------------------------------------------------------------------------
Total noncash investing and financing activities                                 $              69.0
--------------------------------------------------------------------------------------------------------------------


(6) Certain prior period amounts have been reclassified to conform to the current period's financial statement presentation.

(7) Financial information for the Minerals Group, which includes the results of the Pittston Coal Company and Pittston Mineral Ventures operations, and the Brink's Group, which includes the results of the Company's Brink's, Incorporated and Brink's Home Security, Inc. businesses, is available upon request.

                      THE PITTSTON COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

(IN THOUSANDS, EXCEPT                                                                                        Quarter Ended March 31
PER SHARE AMOUNTS)                                                                                          1998               1997
------------------------------------------------------------------------------------------------------------------------------------
Net sales                                                                                   $            149,898           158,883
Operating revenues                                                                                       712,766           622,793
------------------------------------------------------------------------------------------------------------------------------------
Net sales and operating revenues                                                                         862,664           781,676
------------------------------------------------------------------------------------------------------------------------------------

Cost of sales                                                                                            144,164           153,412
Operating expenses                                                                                       595,771           518,819
Selling, general and administrative
   expenses                                                                                               99,256            75,643
------------------------------------------------------------------------------------------------------------------------------------
Total costs and expenses                                                                                 839,191           747,874
------------------------------------------------------------------------------------------------------------------------------------

Other operating income, net                                                                                3,027             3,576
------------------------------------------------------------------------------------------------------------------------------------
Operating profit                                                                                          26,500            37,378
Interest income                                                                                            1,181             1,019
Interest expense                                                                                          (7,384)           (5,564)
Other expense, net                                                                                        (1,435)           (2,389)
------------------------------------------------------------------------------------------------------------------------------------
Income before income taxes                                                                                18,862            30,444
Provision for income taxes                                                                                 6,034             9,103
------------------------------------------------------------------------------------------------------------------------------------
Net income                                                                                                12,828            21,341
Preferred stock dividends, net                                                                              (864)             (901)
------------------------------------------------------------------------------------------------------------------------------------
Net income attributed to common shares                                                      $             11,964            20,440
------------------------------------------------------------------------------------------------------------------------------------

PITTSTON BRINK'S GROUP:
Net income attributed to common shares                                                      $             17,037            15,306
------------------------------------------------------------------------------------------------------------------------------------

Net income per common share:
 Basic                                                                                      $                .44               .40
 Diluted                                                                                                     .44               .40
------------------------------------------------------------------------------------------------------------------------------------

Weighted average common shares outstanding:
 Basic                                                                                                    38,477            38,189
 Diluted                                                                                                  39,081            38,608
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

PITTSTON BURLINGTON GROUP:
Net (loss) income attributed to common shares                                               $             (2,966)            5,088
------------------------------------------------------------------------------------------------------------------------------------

Net (loss) income per common share:
 Basic                                                                                      $               (.15)              .26
 Diluted                                                                                                    (.15)              .26
------------------------------------------------------------------------------------------------------------------------------------

Weighted average common shares outstanding:
 Basic                                                                                                    19,477            19,406
 Diluted                                                                                                  19,477            19,820
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

PITTSTON MINERALS GROUP:
Net (loss) income attributed to common shares                                               $             (2,107)               46
------------------------------------------------------------------------------------------------------------------------------------

Net (loss) income per common share:
   Basic                                                                                    $               (.26)              .01
   Diluted                                                                                                  (.26)              .01
------------------------------------------------------------------------------------------------------------------------------------

Weighted average common shares outstanding:
   Basic                                                                                                   8,225             8,002
   Diluted                                                                                                 8,225             8,059
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------


See accompanying notes.

                      THE PITTSTON COMPANY AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                                     March 31        December 31
(IN THOUSANDS)                                                                           1998               1997
----------------------------------------------------------------------------------------------------------------------
                                                                                   (Unaudited)
ASSETS

Current assets:
Cash and cash equivalents                                                   $          72,615             69,878
Accounts receivable, net of estimated
   amounts uncollectible                                                              617,433            531,317
Inventories and other current assets                                                  134,220            125,610
----------------------------------------------------------------------------------------------------------------------
Total current assets                                                                  824,268            726,805

Property, plant and equipment, at cost, net of
   accumulated depreciation, depletion
   and amortization                                                                   718,673            647,642
Intangibles, net of accumulated amortization                                          328,443            301,395
Other assets                                                                          306,971            320,102
----------------------------------------------------------------------------------------------------------------------

Total assets                                                                $       2,178,355          1,995,944
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities                                                         $         716,287            643,673
Long-term debt, less current maturities                                               299,476            191,812
Postretirement benefits other than pensions                                           233,399            231,451
Workers' compensation and other claims                                                101,979            106,378
Other liabilities                                                                     130,697            137,012
----------------------------------------------------------------------------------------------------------------------
Total liabilities                                                                   1,481,838          1,310,326

Shareholders' equity                                                                  696,517            685,618
----------------------------------------------------------------------------------------------------------------------

Total liabilities and shareholders' equity                                  $       2,178,355          1,995,944
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------


See accompanying notes.

                      THE PITTSTON COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)



                                                                                          Quarter Ended March 31
(IN THOUSANDS)                                                                            1998              1997
--------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
Net income                                                                   $         12,828             21,341
Adjustments to reconcile net income to net cash
   provided by operating activities:
   Depreciation, depletion and amortization                                            33,878             30,139
   Provision for aircraft heavy maintenance                                             8,733              8,186
   Provision for deferred income taxes                                                  2,115              2,328
   Other, net                                                                           7,519              5,309
   Changes in operating assets and liabilities
     net of effects of acquisitions and dispositions:
     Increase in receivables                                                          (12,381)           (10,471)
     Increase in inventories and
       other current assets                                                            (2,798)           (17,107)
     Decrease in current liabilities                                                  (17,399)            (7,897)
     Other, net                                                                       (10,789)            (8,033)
--------------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                              21,706             23,795
--------------------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
Additions to property, plant and equipment                                            (60,705)           (40,032)
Proceeds from disposal of property,
   plant and equipment                                                                    421              3,940
Aircraft heavy maintenance                                                             (9,659)            (9,473)
Acquisitions and related contingent payments,
   net of cash acquired                                                                   224            (54,094)
Other, net                                                                             (4,182)            13,901
--------------------------------------------------------------------------------------------------------------------
Net cash used by investing activities                                                 (73,901)           (85,758)
--------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
Net additions to debt                                                                  61,265             80,834
Share and other equity activity, net                                                   (6,333)            (9,261)
--------------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                              54,932             71,573
--------------------------------------------------------------------------------------------------------------------

Net increase in cash and cash equivalents                                               2,737              9,610
Cash and cash equivalents at beginning of period                                       69,878             41,217
--------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                                   $         72,615             50,827
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------


See accompanying notes.